EXHIBIT 23.4

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                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in this Registration Statement of Cali Reaty Corporation on Form S-8 of our report dated September 18, 1996, appearing in Cali Realty Corporation's Current Report on Form 8-K dated October 28, 1996, on our audits of the Statements of Revenue and Certain Operating Expenses of the property known as Harborside Financial Center for each of the three years in the period ended December 31, 1995.



                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                                 Coopers & Lybrand L.L.P.

New York, New York
January 13, 1997